Exhibit 3.10

                            CERTIFICATE OF EXISTENCE
                             (INCLUDING AMENDMENTS)

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, non-profit corporations, corporation soles, limited-liability companies, limited partnerships, limited-liability partnerships and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I FURTHER CERTIFY, that the following is a list of all organizational documents on file in this office for

                          USM FINANCIAL SOLUTIONS, INC.

Articles of Incorporation for USM FINANCIAL SOLUTIONS, INC. filed September 17, 2002.

Articles of Exchange between USM FINANCIAL SOLUTIONS, INC. and COMMERCE DEVELOPMENT CORPORATION, LTD., a Maryland corporation, filed April 10, 2003.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, USM FINANCIAL SOLUTIONS, INC., as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since September 17, 2002, and is in good standing in this state.

                                               IN WITNESS WHEREOF, I have
                                               hereunto set my hand and affixed
                                               the Great Seal of State, at my
                                               office, in Carson City, Nevada,
                                               on April 10, 2003.

                                               /s/ Dean Heller
                                               DEAN HELLER
                                               Secretary of State

                                               By /s/ D. Farmer
                                               --------------------------------
                                               Certification Clerk